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EXHIBIT 10.15

ADDENDUM TO LEASE

LET THIS SERVE AS AN ADDENDUM TO THE LEASE ENTERED INTO ON January 23, 2002 BY AND BETWEEN Hallandale Place, Ltd. (as "Landlord") and Commercial Bank of Florida (as "Tenant"), having its place of business at 1448 E. Hallandale Beach Boulevard, Hallandale, FL 33009.

IN THE EVENT this Addendum conflicts with any provision of the Lease, the terms and conditions of the Addendum shall prevail.

NOW THEREFORE, in consideration of the premises mutually exchanged herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged by both parties, it is agreed as follows:

1.  The Landlord and the Tenant have agreed to extend the term of the referenced Lease for an additional Five (5) years, commencing February 1, 2007 and ending January 31, 2012.

2.  The base rent will be $27.00 per square foot in Year One (1) of this extension.

3.  Thereafter, the base rent will be subject to an annual CPI increase of no less then Four Percent (4%) and no more then Six Percent (6%).

4.  The common area maintenance, insurance, and real estate taxes shall be paid and shall adjust according to the Lease documents.

5.  All other terms and conditions of the original Lease Agreement shall remain in full force and effect.

LET THIS ADDENDUM be attached and become a part of the Lease dated January 23, 2002, by and between Hallandale Place, Ltd. (as "Landlord"), and Commercial Bank of Florida (as "Tenant"). All other terms and conditions of said Lease shall remain the same.

IN WITNESS WHEREOF this Addendum has, been duly executed by both parties hereto on this 4 day of December, 2006.

Signed, sealed and delivered in the presence of:	LANDLORD: hallandale Place, Ltd.

/s/ Alan Goldstein
BY: Hallandale Place, LLC, General Partner
BY: Alan Goldstein, Partner

TENANT: Commercial Bank of Florida

/s/ Bruce Steinberger
BY: Bruce Steinberger, President